United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC

Spalding Exchange

3953 Holcomb Bridge Rd., Suite200

Norcross, GA 30092

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units	VHAQU	NYSE American, LLC

Common Stock	VHAQ	NYSE American, LLC

Warrants	VHAQW	NYSE American, LLC

Rights	VHAQR	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Viveon Health Acquisition Corp., a Delaware corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on June 22, 2023 at 10:30 a.m. Eastern Time. The Special Meeting was held via teleconference. As of the record date of May 4, 2023, there was a total of 6,876,024 shares of common stock issued and outstanding and entitled to vote at the Special Meeting. Proxies were received for 6,795,189 shares of common stock, or approximately 98.82% of the shares issued and outstanding and entitled to vote at the Special Meeting; therefore a quorum was present. Summarized below are the results of the matters voted on at the Special Meeting.

Third Extension Proposal — The Third Extension Proposal — a proposal to amend the Company’s amended and restated certificate of incorporation, to allow the Company to (i) initially extend the date by which the Company must consummate an initial business combination up to six times, each such extension for an additional one month period, until December 31, 2023, by depositing into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) the amount of $85,000 for each one-month extension until December 31, 2023, and (ii) further extend the date by which the Company must consummate an initial business combination (without seeking additional approval from the stockholders) for up to an additional three months, from January 1, 2024 to March 31, 2024, with no additional deposits to be made into the Trust Account during such period, each such extension for an additional one month period, (the “Third Extended Date”), upon one calendar day advance notice to Continental Stock Transfer & Trust Company (the “Trustee”), prior to the applicable monthly deadline, unless the closing of the proposed initial business combination with Clearday, Inc., or any potential alternative initial business combination shall have occurred prior to the Third Extended Date.

Shareholders voted to approve the Third Extension Proposal. The proposal received the following final voting results:

For	Against	Abstain
6,790,360	4,829	0

Trust Amendment Proposal — a proposal to amend the Company’s Investment Management Trust Agreement, dated as of December 22, 2020, by and between the Company and the Trustee, allowing the Company to (i) initially extend the date by which the Company must consummate an initial business combination up to six times, each such extension for an additional one month period, until December 31, 2023, by depositing into the trust account (the “Trust Account”) established in connection with the Company’s initial public offering, the amount of $85,000 for each one-month extension until December 31, 2023, and (ii) further extend the date by which the Company must consummate an initial business combination (without seeking additional approval from the stockholders) for up to an additional three months, from January 1, 2024 to March 31, 2024, each such extension for an additional one month period, with no additional deposits to be made into the Trust Account during such period from January 1, 2024 through March 31, 2024.

For	Against	Abstain
1,786,110	4,829	0

Item 8.01 Other Events

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by the Company on June 22, 2023, 227,359 shares of common stock were tendered for redemption. As a result, approximately $2,498,947.09 (approximately $10.99 per share) will be removed from the Company’s Trust Account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date. Following redemptions, the Company will have 1,617,415 shares of public common stock outstanding, and approximately $17,777,323.54 will remain in the Trust Account.

On June 27, 2023, the Company filed a third amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Third Amendment”), to extend the date to consummate a business combination until the Third Extended Date, as approved by the Company’s stockholders at the Special Meeting. A copy of the as-filed Third Amendment is filed with this Current Report on Form 8-K as Exhibit 3.1.

The Company has deposited the initial payment of $85,000 in its trust account established at Continental Stock Transfer & Trust Company in connection with its initial public offering, to initially extend the date by which the Company can complete an initial business combination by one month to July 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	As filed Third Amendment to the Company’s Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEON HEALTH ACQUISITION CORP.

Date: June 27, 2023	By:	/s/ Jagi Gill
	Name:	Jagi Gill
	Title:	Chief Executive Officer